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EXHIBIT 23.1

Consent of Independent Registered Public Accountant

I consent to the use of my report dated February 28, 2005 and financial statements included in the prospectus for Wellbrook Properties, Inc. and the reference to me under the heading "Experts" in its registration statement on Form S-11.

                      /s/ Robert N. Clemons, CPA, PA
                      March 12, 2005

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Consent of Independent Registered Public Accountant